Exhibit 99.(d)(2)

FORM OF INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made as of                     , 2008, between POWERSHARES CAPITAL MANAGEMENT LLC (the “Adviser”) and AER ADVISORS, INC. (the “Sub-Adviser”).

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated                 ,          (the “Advisory Agreement”) with PowerShares Actively Managed Exchange-Traded Fund Trust (the “Trust”), an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), pursuant to which the Adviser acts as investment adviser to the series of the Trust; and

WHEREAS, the Adviser, with the approval of the Trust’s Board of Trustees (“Board”), including a majority of the Trustees who are not “interested persons” as defined in the 1940 Act (the “Independent Trustees”), desires to retain the Sub-Adviser to provide investment advisory services to certain series of the Trust as set forth in Schedule A attached hereto (each series, a “Fund” and collectively, the “Funds”) in connection with the Advisory Agreement, and the Sub-Adviser is willing to render such investment advisory services.

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.             Appointment.  Adviser hereby appoints Sub-Adviser as sub-adviser of each Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.             Duties as Sub-Adviser.

(a)           Subject to the supervision of the Board and the Adviser, the Sub-Adviser shall have full investment discretion and provide a continuous investment program for each Fund, including investment research and management, with respect to all securities and investments of the Fund, in accordance with the investment objective, policies, strategies and limitations of the Fund, as provided in the Trust’s registration statement, as currently in effect and amended from time to time. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by each Fund.

(b)           The Sub-Adviser shall maintain books and records with respect to the services it performs for the Funds to the extent required by the 1940 Act. The Sub-Adviser shall keep the Adviser informed of developments of which it becomes, or reasonably should be, aware, materially affecting a Fund or the Trust.  The Adviser, the Trust’s officers and the Funds’ independent registered public accounting firm shall be permitted to inspect and audit such records pertaining to the Funds at reasonable times during regular business hours with advance notice.  The Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust, and agrees to preserve for the periods prescribed by applicable law any records which it maintains for the Trust and which are required to be maintained, and further agrees to surrender promptly to the Trust such records or to transfer said records to any successor sub-adviser upon request by the Trust.

(c)           The Sub-Adviser shall make its officers and employees available to meet with the officers of the Adviser and the Trust and the Board on reasonable notice to review a Fund’s investments. In addition, the Sub-Adviser shall, on the Sub-Adviser’s own initiative, and as reasonably requested by the Adviser, for itself and on behalf of the Trust, furnish to the Adviser from time to time information relating to the Sub-Adviser’s services on behalf of the Funds the Adviser reasonably believes appropriate for this purpose. In addition, the Sub-Adviser shall provide advice and assistance to the Adviser, as reasonable requested, as to the determination of the value of securities held or to be acquired by a Fund for valuation purposes, it begin understood that the Sub-Adviser shall not have responsibility for making valuation determinations.

(d)           The Sub-Adviser shall provide sub-certifications, as reasonably requested by the Adviser or the Trust, in connection with any information provided by the Sub-Adviser to the Adviser or the Trust specifically for inclusion in the filings of Form N-CSR or Form N-Q for the Trust.

(e)           As requested, the Adviser shall vote proxies with respect to securities held by the Fund in accordance with the guidelines established by the Adviser and approved by the Board.

(f)            The Sub-Adviser is and shall, for all purposes provided herein provided, be deemed an independent contractor and, except as expressly provided herein or authorized in writing by the Adviser, the Sub-Adviser shall have no authority to act for or represent the Funds or the Trust or otherwise be deemed an agent of the Fund, Trust or Adviser. Such designation of the Sub-Adviser as an independent contractor shall in no way limit the Sub-Adviser’s fiduciary duties under this Agreement.

(g)           The Sub-Adviser represents that, as of the date of this Agreement:

(i)            to the knowledge of the Sub-Adviser (without independent investigation) neither it nor any of its “affiliated persons” (as defined in the 1940 Act) are affiliated persons of the Adviser, any other sub-adviser to the Fund or the Trust or any of its affiliated persons, any promoter, underwriter, officer, board member, advisory board member or employee of the Fund or Trust, or the Fund (other than by reason of serving as an investment adviser to the Fund); and

(ii)           to the knowledge of the Sub-Adviser, neither the Adviser nor any of its directors or officers directly or indirectly owns any material interest in the Sub-Adviser.

The Sub-Adviser shall promptly notify the Adviser if the Sub-Adviser becomes, or reasonably should be, aware that it or any of its affiliates becomes an affiliated person of the persons set forth above.

3.             Further Duties. In all matters relating to the performance of this Agreement, Sub-Adviser will act in conformity with the Agreement and declaration of trust, by-laws and registration statement of the Trust and with the written instructions and directions of the Board, in each case as provided by the Adviser or the Trust to the Sub-Adviser, and will comply with the requirements of the 1940 Act, the rules thereunder, the Internal Revenue Code of 1986, as amended, and all other applicable laws and regulations, as each is amended from time to time. Sub-Adviser shall maintain compliance procedures that it reasonably believes satisfy the requirements of applicable law.

4.             Services Not Exclusive. The services furnished by Sub-Adviser hereunder are not to be deemed exclusive and Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of Sub-Adviser, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

5.             Representations and Warranties of the Sub-Adviser.

(a)           The Sub-Adviser represents that it is duly registered as an investment adviser under the Investment Advisers Act of 1940 (“Advisers Act”) and will continue to be so registered for so long as this Agreement remains in effect; is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; has the authority to enter into and perform the services contemplated by this Agreement; and  will immediately notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from performing pursuant to this Agreement.

(b)           The Sub-Adviser represents that it has adopted and maintains a written code of ethics as required by Rule 17j-1 under the 1940 Act, policies and procedures regarding the detection and prevention of the misuse of material, non-public information by the Sub-Adviser and its employees and policies and procedures that are reasonably designed to prevent a violation of the federal securities laws as defined in Rule 38a-1 under the 1940 Act, and the Sub-Adviser will provide such code of ethics and policies and procedures or summaries thereof, including any material amendments thereto, to the Adviser.

(c)           The Sub-Adviser has provided the Adviser with a copy of its Form ADV and agrees to provide to the Adviser any amendments thereto.

(d)           The Sub-Adviser represents that it use all reasonable efforts to adhere to the investment objective(s), policies, strategies and restrictions contained in the Trust’s registration statement, as amended, as provided by the Adviser to the Sub-Adviser, when investing a Fund’s assets.

(e)           The Adviser shall provide to the Sub-Adviser any disclosure set forth in the Fund’s regulatory documents or sales literature about the Sub-Adviser or its management of the Fund prior to its use or publication and shall not use or publish the same without the prior approval of the Sub-Adviser, which shall not be unreasonably withheld. The Sub-Adviser will inform the Adviser if it believes that any such disclosure contains any untrue statement of material fact or any omission of a material fact which is required to make the statement contained therein, under the circumstances in which they were made, not misleading.  The Sub-Adviser agrees to notify the Adviser and the Trust if any such disclosure becomes untrue, inaccurate or incomplete in any material respect or the Sub-Adviser undergoes any reorganization, including a change in its ownership, or a change of portfolio managers to a Fund who are employees of the Sub-Adviser.

6.             Duties of the Adviser.

(a)           The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall supervise and oversee the Sub-Adviser’s performance of its duties under this Agreement; provided, however, that nothing herein shall relieve the Sub-Adviser of its responsibility to comply with the Trust’s constituent documents and registration statement, and all applicable laws and regulations, as each is amended from time to time, if and to the extent provided by the Adviser or the Trust to the Sub-Adviser.

(b)           The Adviser shall promptly furnish the Sub-Adviser with copies of each of the Trust’s declaration of trust, by-laws, registration statement and exemptive application and order, as each is amended from time to time.

7.             Compliance.

(a)           The Sub-Adviser agrees that it shall promptly notify the Adviser and the Trust: (i) in the event that the SEC or any other regulatory authority has censured its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (ii) in the event that there is a change in the Sub-Adviser, financial or otherwise, that adversely affects its ability to perform services under this Agreement or (iii) upon having a reasonable basis for believing that, as a result of the Sub-Adviser’s management of the Fund’s assets, the Fund’s investment portfolio has ceased to adhere to the Fund’s investment objective, policies, strategies or restrictions as stated in the registration statement or is otherwise in violation of applicable law.

(b)           The Adviser agrees that it shall promptly notify the Sub-Adviser: (i) in the event that the SEC has censured the Adviser or the Trust; placed limitations upon any of its activities, functions or operations; suspended or revoked the Adviser’s registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions; (ii) of the occurrence of any event that could disqualify the Adviser from serving as an investment adviser; or (iii) in the event that there is a change in the Adviser or the Trust, financial or otherwise, that adversely affects its ability to perform services under this Agreement, or the Investment Advisory Agreement; or (iv) upon having a reasonable basis for believing that the Fund’s investment portfolio has ceased to adhere to the Fund’s investment objective, policies, strategies or restrictions as stated in the registration statement or is otherwise in violation of applicable law.

(c)           The Trust and the Adviser shall be given reasonable access to any and all records or other documents of the Sub-Adviser that relate to its performance of the services on behalf of the Funds under this Agreement at reasonable times solely for the purpose of monitoring compliance with the terms of this Agreement and the rules and regulations applicable to the Sub-Adviser relating to its providing investment advisory services to the Funds, including without limitation records relating to trading by employees of the Sub-Adviser for their own accounts in investments eligible to be purchased or held by the Funds. The Sub-Adviser agrees to promptly cooperate with the Trust and the Adviser and their representatives in connection with requests for such records or other documents. The Trust and the Adviser agree to maintain the confidentiality of the records provided by the Sub-Adviser, as applicable.

(d)           The Sub-Adviser shall immediately forward, upon receipt, to the Adviser any correspondence from the SEC or other regulatory authority that relates to the Funds or the Adviser generally.

8.             Expenses.

(a)           The Sub-Adviser shall not have responsibility to bear any fees or expenses of the Funds or the Adviser unless specifically specified in this Agreement. During the term of this Agreement, each Fund will bear all expenses not specifically assumed by the Adviser and Sub-Adviser, including the fee payment under the Advisory Agreement, payments under each Fund’s 12b-1 plan, as applicable, brokerage expenses, taxes, interest, litigation expenses and other extraordinary expenses.

(b)           The payment or assumption by Sub-Adviser of any fee or expense of the Trust or any Fund or the Adviser that Sub-Adviser is not required by this Agreement to pay or assume shall not obligate Sub-Adviser to pay or assume the same or any similar expense of the Trust or any Fund on any subsequent occasion.

9.             Compensation.

(a)           For the services provided to a Fund under this Agreement, the Adviser will pay the Sub-Adviser with respect to each Fund listed on Schedule A, a fee in an amount set forth in Schedule A to this Agreement.

(b)           If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

10.           Limitation of Liability of Sub-Adviser and Indemnification. Sub-Adviser shall not be liable for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Funds or the Trust or their shareholders, or the Adviser or other parties in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser in the performance by Sub-Adviser of its duties or from reckless disregard by Sub-Adviser of its obligations under this Agreement.

11.           Insurance.  The Sub-Adviser shall maintain for itself for the duration hereof, with an insurer reasonably acceptable to the Adviser, a blanket bond and professional liability or errors and omissions insurance in an amount or amounts deemed by the Sub-Adviser in its sole discretion to be sufficient to satisfy applicable legal requirements

12.           Duration and Termination.

(a)           This Agreement shall become effective upon the date here above written, provided that this Agreement shall not take effect with respect to any Fund unless it has first been approved (i) by a vote of a majority of the Trust’s Board, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Fund’s outstanding voting securities, when required by the 1940 Act.

(b)           Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date. Thereafter, if not sooner terminated as provided herein, with respect to each Fund, this Agreement shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or, with respect to any given Fund, by vote of a majority of the outstanding voting securities of that Fund.

(c)           Notwithstanding the foregoing, with respect to any Fund, this Agreement may be terminated at any time, without the payment of any penalty, (i) by vote of the Board or by a vote of a majority of the outstanding voting securities of such Fund on sixty days’ written notice to Sub-Adviser; or (ii) by the Adviser on sixty days’ written notice to Sub-Adviser; or (iii) by the Sub-Adviser on sixty days’ written notice to the Adviser and the Trust. Termination of this Agreement with respect to one Fund shall not affect the continued effectiveness of this Agreement with respect to any other Fund.

(d)           This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act, or in the event the Advisory Agreement is terminated.

(e)           Termination of this Agreement as provided herein shall take place without the payment of any penalty.

13.           Confidentiality.  The Sub-Adviser agrees that it will not disclose or use any non-public records or information it obtains pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any non-public information it obtains directly as a result of this service relationship, and the Sub-Adviser shall disclose such non-public information only if the Adviser or the Board has authorized such disclosure, or if such information is or hereafter otherwise is known by the Sub-Adviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others or becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Sub-Adviser in connection with the performance of their professional services. Notwithstanding the foregoing, the Sub-Adviser may disclose the total return earned by a Fund and may include such total return in the calculation of composite performance information without prior approval by the Adviser or the Trust’s Board and shall have reasonable access to the records of the Trust supporting such total return calculations.

14.           Entire Agreement/Amendment.  This Agreement constitutes the entire understanding and agreement of the parties.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement as to any given Fund shall be effective until approved by vote of a majority of such Fund’s outstanding voting securities, when required by the 1940 Act.

15.           Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Illinois (without regard to State of Illinois conflict or choice of law provisions) and the 1940 Act. To the extent that the applicable laws of the State of Illinois conflict with the applicable provisions of the 1940 Act, the latter shall control.

16.           Severability.  Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties thereto and their respective successors.

17.           Notices.  All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to the Adviser and to the Sub-Adviser at the address of each set forth below:

If to the Adviser:

PowerShares Capital Management, LLC

301 W. Roosevelt Road

Wheaton, Illinois 60187

Attention: H. Bruce Bond

With a copy to:

A I M Management Group Inc.

11 Greenway Plaza, Suite 100

Houston, TX  77046

Attention:  General Counsel

If to the Sub-Adviser:
AER Advisors, Inc.

Rye, New Hampshire
Attention:

18.           Miscellaneous.

(a)           The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person,” “assignment,” “broker,” “dealer,” “investment Adviser,” “national securities exchange,” “net assets,” “prospectus,” “sale,” “sell” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

(b)           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

PowerShares Capital Management LLC

By:
Name:
Title:
ATTEST:

AER Advisors, Inc.

By:
Name:
Title:
ATTEST:

Schedule A

Fund	Sub-Advisory fee

PowerShares Active Alpha Multi-Cap Fund	20 basis points (.20%) (1)

PowerShares Active AlphaQ Fund	20 basis points (.20%) (1)

(1)   Annual fee is calculated on a average daily net asset amount of corresponding Fund, payable on a trailing quarterly basis within 30 days after the end of each calendar quarter.